EXHIBIT 99.2

Pegasystems Inc.

2009 Executive Officers Base Salaries and Target Bonus Percentages

All Changes Effective Retroactively to January 1, 2009.

Name	Title	Base Salary	Target Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$288,000	75%

Craig Dynes**	Chief Financial Officer and Senior Vice President	$288,000	50%

Douglas Kra**	Vice President, Global Services	$260,000	50%

Max Mayer**	Senior Vice President, Corporate Development	$255,000	50%

Michael Pyle**	Senior Vice President, Engineering	$255,000	50%

*	Percentage of 2009 base salary
**	In 2009, Craig Dynes will also be eligible for up to $15,000 in additional incentive compensation for the achievement of objectives relating to the transparency and accuracy of internal business metrics and to the performance of the Information Technology organization.
**	In 2009, Douglas Kra will also be eligible for up to $15,000 in additional incentive compensation for the achievement of objectives relating to the training and certification of Professional Services personnel and to the coordination of Sales and Professional Services activities throughout the sales and implementation cycle.
**	In 2009, Max Mayer will also be eligible for up to $15,000 in additional incentive compensation for the achievement of objectives relating to strategic growth and marketing initiatives.
**	In 2009, Michael Pyle will also be eligible for up to $15,000 in additional incentive compensation for the achievement of objectives relating to the product engineering process and to product usability.